SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report: April 10, 2000



                          WASATCH PHARMACEUTICAL, INC.
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             (Exact name of registrant as specified in its charter)

           UTAH                       000-22899                    84-0854009
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(State or other jurisdiction   (Commission File Number)    (IRS Employer ID No.)
 of incorporation)


                    714 East 7200 South, Midvale, Utah 84047
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                     (Address of principal executive office)


       Registrant's telephone number, including area code: (801) 566-9688
                                                           --------------

                                       N/A
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          (Former name or former address, if changed since last report)


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ITEM 5.     Other Events

Summary

         On August 31, 1998, Wasatch signed a Security Agreement along with a Promissory Note for $300,000 in connection with a loan from Collier Management & Development. As part of the Security Agreement, Wasatch provided 25,500,000 shares of restricted common stock as Collateral on the loan. These shares represented 50.5% of the authorized common stock shares. Interest on the note was 18% per annum and was due March 1, 1999.

         On March 8, 1999, an Extension Agreement was signed which extended the note to May 1, 1999. On May 10, 1999, the Company received a notice of default on the loan.

         Principal and interests payments of $120,000 were made on the loan in September 1999 and $50,000 was paid in January 2000. March 31, 2000, the Company entered into a Settlement Agreement with Collier Management whereby Collier retained 2.3 million shares of common stock in settlement of the Wasatch debt. Collier returned 23.2 million shares to Wasatch and these shares were cancelled.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                                    WASATCH PHARMACEUTICAL, INC.


Date:   April 10, 2000                               /s/  David K. Giles
                                                     -------------------------
                                                     David K. Giles, Secretary

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